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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 333-167047, 333-142070, 333-199453, 333-208964, 333-209890 and 333-216442) pertaining to various stock incentive, purchase and retirement plans of AECOM of our reports dated November 14, 2017, with respect to the consolidated financial statements and schedule of AECOM and to the effectiveness of internal control over financial reporting of AECOM included in this Annual Report (Form 10-K) of AECOM for the year ended September 30, 2017.

/s/ ERNST & YOUNG LLP

Los Angeles, California
November 14, 2017

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm